FORM OF AMENDMENT                                      Exhibit 10d


                          AMENDMENT TO
                      AMENDED AND RESTATED
                       EMPLOYMENT CONTRACT

     This Amendment dated as of January 7, 1999 to Amended and
Restated Employment Contract dated as of March 20, 1996 (the
"Employment Contract") is entered into between St. Joseph Light &
Power Company, a Missouri corporation (the "Company"), and <<executive name>> (the "Executive"). Capitalized terms not defined herein have the respective meanings set forth in the Employment Contract.

     WHEREAS, the Company and the Executive desire to amend the Employment Contract as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree that the Employment Contract hereby is amended as set forth below.

     1. Clause (ii) of the first sentence of Section 3.04 is amended by deleting the words "the date which is 180 days after".

     2. Paragraph A of Section 3.04 is amended to read in its entirety as follows:

     "A. LUMP SUM CASH PAYMENT. (1) On or before the Executive's last day of employment with the Company or its subsidiaries, or as soon thereafter as possible, or on such earlier date as may be determined by the Company, in its sole discretion, pursuant to Paragraph A(2) of this Section 3.04, the Company shall pay to the Executive as compensation for services rendered, a lump sum cash amount (subject to the usual withholding taxes) equal to the sum of (i) three (3) times the sum of the Executive's Annual Salary at the rate in effect immediately prior to the change of control plus (ii) three (3) times the Executive's annual target bonus under the Officers Annual Bonus Plan adopted March 20, 1996 for the year in which the change of control occurs plus (iii) an amount equal to the Executive's annual target bonus under the Officers Annual Bonus Plan adopted March 20, 1996 for the year in which the change of control occurs multiplied by a fraction, the numerator of which is the number of days of the year in which the change of control occurs during which the Executive was employed by the Company or its subsidiaries and the denominator of which is 365, plus (iv) an amount equal to the compensation (at the Executive's rate of Annual Salary in effect immediately prior to the change of control) payable for any period for which the Executive could have, immediately prior to the date of his termination of employment, been on vacation and received such compensation, determined under the Company's vacation pay plan or program covering the Executive immediately prior to the change of control. If the time from the Executive's last day of employment with the Company or its subsidiaries to the Executive's 65th birthday is less than 36 months, there shall be a proportionate reduction of the portion of said payments computed under clauses (i) and (ii) of the preceding sentence.

     (2) The Company may, in its sole discretion, pay to the Executive all or a portion of the payments computed under clauses
(i), (ii) and (iii) of Paragraph A(1) of this Section 3.04 in any year preceding the year in which the change of control occurs (the amount of any such payment being hereinafter referred to as an "Anticipatory Payment Amount"). In the event that the Company pays an Anticipatory Payment Amount to the Executive, the Executive (or in the event of the Executive's death or disability, his executor or other legal representative) shall, within 60 days, or as soon thereafter as possible, following the first to occur of either of the dates set forth below, repay to the Company an amount equal to the Anticipatory Payment Amount, minus the amount of all federal and state taxes paid or payable by the Executive by reason of the payment of the Anticipatory Payment Amount, plus the amount of any decrease in the federal and state taxes paid or payable.by the Executive by reason of any payment by the Executive to the Company pursuant to this sentence, including without limitation any further decrease attributable to a payment due to a decrease (the net amount of the payment required by this sentence to be made by the Executive to the Company being hereinafter referred to as the "After-Tax Repayment Amount"):

     (i) the date of termination or expiration of the agreement pursuant to which the change of control was to have occurred and with respect to which the Anticipatory Payment Amount was paid;
or

     (ii) the date of termination of the employment of the Executive for any reason other than a reason described in clause
(i) or (ii) of the first sentence of this Section 3.04.

The After-Tax Repayment Amount shall be determined by the Accounting Firm (as defined in paragraph C(2) of this Section 3.04). All expenses and fees of the Accounting Firm incurred by reason of this paragraph (A)(2) shall be paid by the Company."

     3. Paragraphs D(1)(3) and D(1)(4) of Section 3.04 are amended by deleting the words "approval by the shareholders of" and substituting in lieu thereof the words "consummation by".

     4. Paragraph D of Section 3.04 is amended by deleting
"DEFINITIONS. (1) CHANGE OF CONTROL." at the beginning thereof and substituting in lieu thereof the WORDS "DEFINITION OF CHANGE
OF CONTROL."

     5. Paragraph D(2) of Section 3.04 is deleted in its entirety.

     6. The following new Section 3.05 is added immediately following Section 3.04:

     "Section 3.05. RETENTION BONUS. (A) PAYMENT. If the Executive remains continuously employed by the Company or its subsidiaries for a period of 180 days after the date on which a change of control of the Company occurs, or if within such 180-day period the employment of the Executive terminates for a reason described in either clause (i) of the first sentence of
Section 3.04 hereof or paragraph B of this Section 3.05, the Company shall pay to the Executive a retention bonus in the lump sum cash amount (subject to the usual withholding taxes) equal to the sum of (i) the Executive's Annual Salary at the rate in effect immediately prior to the change of control plus (ii) the Executive's annual target bonus under the Officers Annual Bonus Plan adopted March 20, 1996 for the year in which the change of control occurs. Such retention bonus shall be paid not Later than 190 days following the date of such change of control.

     (B) CERTAIN RESIGNATIONS ENTITLING THE EXECUTIVE TO PAYMENT. A resignation or other termination by the Executive of his employment with the Company during the 180 day period commencing on the date on which a change of control of the Company occurs shall entitle the Executive to payment of the retention bonus described in paragraph A of this Section 3.05 if such resignation or other termination of such employment is on account of:

     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as Contemplated by Section
1.01 or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     (ii) any failure by the Company to comply with any of the provisions of Section 2.01, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 1.01;
or

     (iv) any failure by the Company to comply with and satisfy
Section 4.02.

For purposes of this paragraph (B), any good faith determination that any of the above described events have occurred made by the Executive shall be conclusive."

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company and the Executive has executed this Amendment as of the day and year first above written.

ST. JOSEPH LIGHT & POWER COMPANY

By /s/ Gary L. Myers
       Gary L. Myers